UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6927 (Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

     On July 6, 2005, Holly Energy Partners, L.P. (the “Partnership”) entered into a definitive purchase agreement (the “Purchase Agreement”) with Holly Corporation (“Holly,” and, together the Partnership, the “Parties”) to acquire Holly’s intermediate feedstock pipelines (the “Intermediate Pipelines”) which connect its Lovington, NM and Artesia, NM refining facilities (the “Acquisition”). On July 8, 2005, the Parties closed the Acquisition for $81.5 million, which consisted of approximately $77.7 million in cash, 70,000 in common units of the Partnership and a capital account credit to maintain Holly’s existing general partner interest in the Partnership. The Partnership financed the approximately $77.7 million cash portion of the consideration for the Intermediate Pipelines with the proceeds raised from (i) the private sale of 1.1 million of its common units (the “Private Placement Common Units”) for $45.1 million to a limited number of institutional investors (the “Institutional Investors”) which closed simultaneously with the Acquisition (the “Common Unit Private Placement”) and (ii) the recently completed offering of an additional $35.0 million in principal amount of its 6.25% senior notes due 2015. Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition the Parties entered into a 15-year pipelines agreement and a mortgage and deed of trust for the benefit of Holly to secure the Partnership’s performance under the Pipelines Agreement.

     The description of the Purchase Agreement herein is qualified by reference to the copy of the Purchase Agreement, including exhibits, filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.

Pipelines Agreement

     On July 8, 2005 in connection with the closing of the Acquisition, the Parties entered into a 15-year pipelines agreement (the “Pipelines Agreement”). The Pipelines Agreement may be extended by the mutual agreement of the Parties, provided that the Party desiring to extend the Pipelines Agreement provides the other Party with at least 12 months written notice of its request to extend the Pipelines Agreement. In the event the Pipelines Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new pipelines agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party. Holly will also have a right of first refusal to purchase the Intermediate Pipelines should the Partnership decide to sell them in the future.

     Under the Pipelines Agreement, Holly agrees to transport on the Intermediate Pipelines 72,000 barrels per day (bpd) of intermediate products that, at the agreed tariff rates, will result in minimum revenues to the Partnership of approximately $3.0 million per calendar quarter. This minimum commitment will increase each year at a rate equal to the percentage change in the producer price index, but will not decrease as a result of a decrease in the producer price index. For all barrels shipped in excess of 72,000 bpd up to and including 95,000 bpd, the tariff Holly will pay per barrel will be reduced from the full base tariff of $0.45 per barrel to $0.25 per barrel, except that for any non-Holly owned barrels shipped on the Intermediate Pipelines the full base tariff will be due. The full base tariff will be adjusted each year at a rate equal to the percentage change in the producer price index. Holly’s minimum revenue commitment will apply only to the Intermediate Pipelines, and Holly will not be able to spread its minimum revenue commitment among pipeline assets the Partnership already owns or subsequently acquires. If Holly fails to meet its minimum revenue commitment in any quarter, it will be required to pay the Partnership in cash the amount of any shortfall by the last day of the month following the end of the quarter. A shortfall payment would be applied as a credit in the following four quarters after Holly’s minimum obligations are met.

     At Holly’s request, the Partnership will be required to use its commercially reasonable efforts to transport on the Intermediate Pipelines each month during the term of the Pipelines Agreement up to 72,000 bpd, subject to the Partnership’s common carrier duty to pro-ration capacity, where applicable.

     If new laws or regulations are enacted that require the Partnership to make substantial and unanticipated capital expenditures with regard to the Intermediate Pipelines, the Partnership will have the right to amend the tariff rates to recover its costs of complying with these new laws or regulations (including a reasonable rate of return). The Parties will be required to negotiate in good faith to mitigate the economic costs associated with any such new laws and to determine the amount of the new tariff rate.

     Either Party may temporarily suspend its obligations under the Pipelines Agreement during the occurrence of an event that is outside its control and renders its performance impossible for at least 30 days. An event with a duration of longer than one year will allow either of the Parties to terminate the Pipelines Agreement.

     Pursuant to the Pipelines Agreement, Holly will not challenge, or cause others to challenge or assist others in challenging, the Partnership’s tariff rates for the term of the agreement. At the termination of the Pipelines Agreement, Holly will be free to challenge, or to cause others to challenge or assist others in challenging, the Partnership’s tariff rates.

     During the term of the Pipelines Agreement, the Partnership will not reverse the direction of the Intermediate Pipelines or connect any other pipelines to the Intermediate Pipelines without Holly’s consent. Holly has the right to reverse the direction of the Intermediate Pipelines, so long as it reimburses the Partnership for the additional costs and expenses the Partnership incurs as a result of changing the direction of the Intermediate Pipelines and pays a flow reversal rate of $0.45 per barrel for any product shipped in a reversed direction on the Intermediate Pipelines. Such flow reversal rates will be adjusted each year at a rate equal to the percentage change in the producer price index.

     Holly’s obligations under the Pipelines Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Pipelines Agreement may be assigned to a third party with the prior written consent of the non-assigning Party, provided such consent will not be unreasonably withheld. The Parties may also assign the Pipelines Agreement to an affiliate or a third party lender or debt holder without the prior written consent of the non-assigning Party.

     The description of the Pipelines Agreement herein is qualified by reference to the copy of the Pipelines Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Mortgage and Deed of Trust

     On July 8, 2005 in connection with the closing of the Acquisition, the Partnership’s wholly-owned subsidiary, HEP Pipeline, L.L.C. (“HEP Pipeline”), which owns the Intermediate Pipelines following the Acquisition, entered into a mortgage and deed of trust (the “Mortgage”) for the benefit of Holly. The Mortgage grants Holly a second priority lien on the Intermediate Pipelines to secure the Partnership’s performance under the Pipelines Agreement. In the event that HEP Pipeline defaults on its obligations under the Mortgage, Holly has the right to take possession of and/or operate the Intermediate Pipelines and to appoint a receiver for the Intermediate Pipelines. Events of default under the Mortgage include (i) the failure of HEP Pipeline to perform its obligations under the Mortgage, (ii) the Partnership’s failure to perform specified obligations under the Pipelines Agreement and (iii) certain bankruptcy-related events. The Partnership also agreed to protect the lien status of the Mortgage and not to further encumber the Intermediate Pipelines except for certain customary permitted encumbrances, which include liens in favor of the Partnership’s senior lenders.

     The description of the Mortgage herein is qualified by reference to the copy of the Mortgage, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.

Amendment to Revolving Credit Agreement

     On July 8, 2005 in connection with the closing of the Acquisition, the Partnership’s wholly-owned subsidiary Holly Energy Partners — Operating, L.P. (“OLP”), Union Bank of California, N.A., as administrative agent, and certain other lending institutions identified therein, entered into a Consent and Amendment No. 4 (the “Credit Agreement Amendment”) to OLP’s revolving credit agreement. Pursuant to the Credit Agreement Amendment, the lending institutions party to the revolving credit agreement expressly consented to the Acquisition. Additionally, the Credit Agreement Amendment amended the revolving credit agreement to, among other things, permit HEP Pipeline to enter into the Mortgage with Holly, eliminate the tangible net worth covenant and provide that it is an event of default if the Pipelines Agreement is terminated. Promptly following the closing of the Acquisition, HEP Pipeline granted the lenders under the revolving credit agreement a lien on the Intermediate Pipelines to secure OLP’s obligations under the revolving credit agreement.

     The description of the Credit Agreement Amendment herein is qualified by reference to the copy of the Credit Agreement Amendment, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.

Amendment to Partnership Agreement

     On July 6, 2005, the general partner of the Partnership entered into Amendment No. 2 (the “Treasury Unit Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”) which provides for the existence of treasury units of the Partnership. Pursuant to the Treasury Unit Amendment, the general partner of the Partnership may, subject to certain restrictions, cause the Partnership to purchase outstanding equity interests in the Partnership and hold such equity interests as treasury securities unless they are expressly cancelled by the general partner of the Partnership. As long as such equity interests are held by the Partnership or a subsidiary of the Partnership, the equity interests will not be reflected as outstanding on the Partnership’s books and records, except as expressly provided in the Partnership Agreement.

     The description of the Treasury Unit Amendment herein is qualified by reference to the copy of the Treasury Unit Amendment, filed as Exhibit 3.1 to this report, which is incorporated by reference into this report in its entirety.

Registration Rights Agreement

     On July 8, 2005 simultaneously with the closing of the Acquisition, the Partnership closed the Common Unit Private Placement. In connection with the Common Unit Private Placement, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with the Institutional Investors pursuant to which the Partnership agreed to (i) file a shelf registration statement (the “Registration Statement”) for the Private Placement Common Units within 90 days after the closing of the Common Unit Private Placement and (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective within 180 days after the closing of the Common Unit Private Placement. If the Partnership fails to comply with certain obligations under the Registration Rights

Agreement, it will be required to pay liquidated damages in the form of cash payments to the holders of the Private Placement Common Units.

     The description of the Registration Rights Agreement herein is qualified by reference to the copy of the Registration Rights Agreement, filed as Exhibit 4.1 to this report, which is incorporated by reference into this report in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On July 8, 2005, the Partnership completed the Acquisition of the Intermediate Pipelines from Holly pursuant to the terms of the Purchase Agreement and the documents related thereto. The Intermediate Pipelines consist of two 65-mile parallel pipelines which originate in Lovington, New Mexico and terminate at Holly’s Artesia refining facility and have a current aggregate throughput capacity of 84,000 bpd. The Acquisition was made pursuant to an option to purchase the Intermediate Pipelines granted by Holly to the Partnership at the time of the Partnership’s initial public offering in July 2004. The consideration for the Acquisition was determined pursuant to negotiations between Holly and the conflicts committee of the Partnership, which is comprised solely of independent outside directors. For additional description of the Intermediate Pipelines and the Acquisition, see items 1.01 and 3.02 of this report which are incorporated by reference into this item.

Item 3.02 Unregistered Sale of Equity Securities.

     On July 8, 2005 in connection with the closing of the Acquisition and the Common Unit Private Placement, the Partnership issued, respectively, (i) the Private Placement Common Units to the Institutional Investors for $45.1 million in cash and (ii) 70,000 of its common units to Holly as partial consideration for the Intermediate Pipelines acquired in the Acquisition. The Common Unit Private Placement and the Partnership’s issuance of its 70,000 common units to Holly were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On July 6, 2005, the general partner of the Partnership entered into the Treasury Unit Amendment. The material terms of the Treasury Unit Amendment are described above under Item 1.01 and this description is incorporated by reference into this item in its entirety.

Item 7.01 Regulation FD Disclosure.

     The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

     Furnished as Exhibit 99.1 and incorporated herein by reference in its entirety is a copy of a press release issued by the Parties on July 8, 2005, announcing (1) that they have completed the Acquisition, and (2) that the Partnership has completed the Common Unit Private Placement.

     In accordance with General Instruction B.2. of Form 8-K, the information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933.

     The information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, is summary information that is intended to be considered in the context of the Partnership’s Securities and Exchange Commission’s (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise, from time to time. The Partnership disclaims any current intention to revise or update the information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

2.1	—	Purchase and Sale Agreement, dated July 6, 2005 by and among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.P., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P. and HEP Pipeline, L.L.C.

3.1	—	Amendment No 2. to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as amended, dated July 6, 2005.

4.1	—	Registration Rights Agreement, dated July 8, 2005, among Holly Energy Partners, L.P., Fiduciary/Claymore MLP Opportunity Fund, Perry Partners, L.P., Structured Finance Americas, LLC, Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc.

10.1	—	Pipelines Agreement, dated July 8, 2005, among Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., Holly Corporation, HEP Pipeline, L.L.C., Navajo Refining Company, L.P., HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C. and HEP Logistics GP, L.L.C.

10.2	—	Mortgage and Deed of Trust, dated July 8, 2005, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.3	—	Consent and Amendment No. 4, dated July 8, 2005, among Holly Energy Partners, L.P., Union Bank of California, N.A., as administrative agent, and certain other lending institutions identified therein.

99.1	—	Joint Press Release of Holly Energy Partners, L.P. and Holly Corporation issued July 8, 2005.*

*	Furnished pursuant to Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief
Financial Officer

Date: July 12, 2005

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
2.1	—	Purchase and Sale Agreement, dated July 6, 2005 by and among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.P., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P. and HEP Pipeline, L.L.C.

3.1	—	Amendment No 2. to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as amended, dated July 6, 2005.

4.1	—	Registration Rights Agreement, dated July 8, 2005, among Holly Energy Partners, L.P., Fiduciary/Claymore MLP Opportunity Fund, Perry Partners, L.P., Structured Finance Americas, LLC, Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc.

10.1	—	Pipelines Agreement, dated July 8, 2005, among Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., Holly Corporation, HEP Pipeline, L.L.C., Navajo Refining Company, L.P., HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C. and HEP Logistics GP, L.L.C.

10.2	—	Mortgage and Deed of Trust, dated July 8, 2005, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.3	—	Consent and Amendment No. 4, dated July 8, 2005, among Holly Energy Partners, L.P., Union Bank of California, N.A., as administrative agent, and certain other lending institutions identified therein.

99.1	—	Joint Press Release of Holly Energy Partners, L.P. and Holly Corporation issued July 8, 2005.*

*	Furnished pursuant to Regulation FD.